SCHEDULE 14A INFORMATION
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO. ___)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]Preliminary Proxy Statement                 [ ]Confidential, for Use of the
[x]Definitive Proxy Statement                     Commission Only (as permitted
[ ]Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ]Soliciting Material Under Rule 14a-12

                            FIRST SOUTH BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment  of Filing Fee (Check the appropriate box):
[x]   No fee required.
[ ]   Fee  computed on table below per  Exchange  Act Rules  14a-6(i)(1)  and
      0-11.

      1.  Title of each class of securities to which transaction applies:

         -----------------------------------------------------------------------

      2. Aggregate number of securities to which transaction applies:

         -----------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------

      4. Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------

      5. Total fee paid:

         -----------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:___________________________

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1. Amount Previously Paid:

         -----------------------------------------------------------------------

      2. Form, Schedule or Registration Statement No.:

         -----------------------------------------------------------------------

      3. Filing Party:

         -----------------------------------------------------------------------

      4. Date Filed:

         -----------------------------------------------------------------------

                                     [LOGO]
                     [FIRST SOUTH BANCORP, INC. LETTERHEAD]

                                January 18, 2002




Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 21, 2002, at 11:00 a.m., Eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of First South Bank, the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                           Sincerely,

                                           /s/ Thomas A. Vann

                                           Thomas A. Vann
                                           President

--------------------------------------------------------------------------------
                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

--------------------------------------------------------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON FEBRUARY 21, 2002

--------------------------------------------------------------------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of First South Bancorp, Inc. (the "Company") will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 21, 2002, at 11:00 a.m., Eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1.   The election of three directors to serve three-year terms; and

          2. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on January 8, 2002, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                   BY ORDER OF THE BOARD OF DIRECTORS

                                   /s/ William L. Wall


                                   William L. Wall
                                   Secretary
Washington, North Carolina
January 18, 2002

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                            FIRST SOUTH BANCORP, INC.
                              1311 CAROLINA AVENUE
                        WASHINGTON, NORTH CAROLINA 27889

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 21, 2002
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished to stockholders of First South Bancorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina on Thursday, February 21, 2002, at 11:00 a.m., Eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about January 18, 2002.


--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to William L. Wall, Secretary of the Company, at the address shown above, by filing a later-dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTOR SET FORTH IN THIS PROXY STATEMENT. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.


--------------------------------------------------------------------------------
                    VOTING SECURITIES AND SECURITY OWNERSHIP
--------------------------------------------------------------------------------

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on January 8, 2002 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of December 31, 2001, there were 2,964,337 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least one-third of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of November 30, 2001 by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officer of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.

                                                            SHARES OF COMMON STOCK
                                                             BENEFICIALLY OWNED AS                   PERCENT OF
                                                           OF NOVEMBER 30, 2001 (1)                   CLASS (2)
                                                           ------------------------                  ----------
PERSONS OWNING GREATER THAN 5%:
------------------------------
  First South Bancorp, Inc.                                         321,492  (3)                        10.72%
  Employee Stock Ownership Plan Trust ("ESOP")
   1311 Carolina Avenue
   Washington, North Carolina  27889

   Thomas A. Vann                                                   230,451  (4)                         7.41
   1311 Carolina Avenue
   Washington, North Carolina  27889

DIRECTORS:
---------
   Edmund T. Buckman, Jr.                                            85,730  (5)                         2.83
   Linley H. Gibbs, Jr.                                              67,180  (6)                         2.22
   Frederick N. Holscher                                             54,274  (7)                         1.79
   Frederick H. Howdy                                                64,320                              2.14
   Charles E. Parker, Jr.                                            62,901  (8)                         2.08
   Marshall T. Singleton                                             85,591  (9)                         2.83
   H.D. Reaves, Jr.                                                     200                               .01

All directors and executive officers of the                         852,559  (10)                       25.58
  Company as a group (17 persons)

______________
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. The listed amounts do not include shares with respect to which Directors Gibbs, Holscher, and Howdy have voting power by virtue of their positions as trustees of the trust holding 321,492 shares under the ESOP trust. Shares held by the ESOP trust and allocated to the accounts of participants are voted in accordance with the participants' instructions, and unallocated shares are voted in the same ratio as ESOP participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment.
(2) Based on a total of 2,999,140 shares of Common Stock outstanding as of November 30, 2001.
(3) These shares are currently held in a suspense account for future allocation and distribution among participants as the loan used to purchase the shares is repaid. At November 30, 2001, 188,012 shares had been allocated. See footnote 1 above for information on how these shares are voted.
(4) Includes 29,009 shares owned by Mr. Vann's spouse, 10,527 shares owned by his son, 10,046 shares allocated to Mr. Vann's account under the ESOP, 7,005 shares owned by Mr. Vann through the Bank's 401(k) Plan and 109,103 shares Mr. Vann has the right to acquire upon the exercise of options exercisable within 60 days of November 30, 2001.
(5) Includes 17,300 shares owned by Mr. Buckman's spouse and 27,450 shares Mr. Buckman has the right to acquire upon the exercise of options exercisable within 60 days of November 30, 2001.
(6) Includes 2,100 shares owned by Mr. Gibbs' spouse and 27,450 shares Mr. Gibbs has the right to acquire upon the exercise of options exercisable within 60 days of November 30, 2001.

                                       2

(7) Includes 2,025 shares owned by Mr. Holscher's spouse, 300 shares owned by his son and 27,450 shares Mr. Holscher has the right to acquire upon the exercise of options exercisable within 60 days of November 30, 2001.
(8) Includes 25,450 shares Mr. Parker has the right to acquire upon the exercise of options exercisable within 60 days of November 30, 2001.
(9) Includes 2,226 shares owned by Mr. Singleton's spouse and 27,450 shares Mr. Singleton has the right to acquire upon the exercise of options exercisable within 60 days of November 30, 2001.
(10) Includes 333,853 shares all directors and executive officers as a group have the right to acquire upon the exercise of options exercisable within 60 days of November 30, 2001.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

     The Company's Board of Directors consists of eight members. The Company's Articles of Incorporation require that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, two directors will be elected for terms expiring at the 2005 Annual Meeting. The Board of Directors has nominated Charles E. Parker, Jr., Marshall T. Singleton and H. D. Reaves, Jr. to serve as directors for a three-year period. Both nominees are currently members of the Board. Under Virginia law and the Company's Bylaws, directors are elected by a plurality of the votes present in person or by proxy at a meeting at which a quorum is present.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1996 in connection with the incorporation and organization of the Company with the exception of Mr. Reaves, who became a director of the Company and the Bank upon the Company's acquisition of Green Street Financial Corp and Home Federal Savings and Loan Association in November 1999. Each director of the Company also is a member of the Board of Directors of the Bank.

                                                                  YEAR FIRST
                                         AGE AT                   ELECTED AS                  CURRENT
                                      SEPTEMBER 30,               DIRECTOR OF                  TERM
NAME                                      2001                     THE BANK                  TO EXPIRE
----                                    --------                  ----------                 ---------

                                       BOARD NOMINEES FOR TERMS TO EXPIRE IN 2005
Charles E. Parker, Jr.                     65                        1971                      2002
Marshall T. Singleton                      62                        1990                      2002
H.D. Reaves, Jr.                           64                        1999                      2002

                                             DIRECTORS CONTINUING IN OFFICE

Edmund T. Buckman, Jr.                     75                        1975                      2003
Frederick N. Holscher                      53                        1985                      2003
Frederick H. Howdy                         69                        1975                      2003
Linley H. Gibbs, Jr.                       70                        1985                      2004
Thomas A. Vann                             52                        1979                      2004


     Set forth below is information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     CHARLES E. PARKER, JR. is Senior Vice President of the Robinson and Stith Insurance Agency in New Bern, North Carolina. He joined the agency in 1989.

     MARSHALL T. SINGLETON has been a co-owner of B.E. Singleton & Sons since 1960, a highway construction firm in Washington, North Carolina.

     H.D. REAVES, JR. was employed with Home Federal Savings and Loan Association, Fayetteville, North Carolina, from 1962 to November 1999 and served as Home Federal's President and Chief Executive Officer since 1992. Upon consummation of the Company's acquisition of Home Federal, Mr. Reaves was given the title of Executive Vice President of the Bank but does not actively participate in the day-to-day operations of the Bank.

     EDMUND T. BUCKMAN, JR. has been retired since 1994. Prior to his retirement, Mr. Buckman was the owner of Buckman Auto Supply in Washington, North Carolina.

     FREDERICK N. HOLSCHER is a partner with the Washington, North Carolina law firm of Rodman, Holscher, Francisco & Peck, P.A. and has been with the firm since 1973.

     FREDERICK H. HOWDY is President of Drs. Freshwater and Howdy P.A., a dental health care corporation of North Carolina. Prior to that, he was a dentist in Washington, North Carolina for 36 years.

     LINLEY H. GIBBS, JR. has been retired since 1992. Prior to his retirement, Mr. Gibbs served as a general manager with Hamilton Beach, an appliance manufacturing company in Washington, North Carolina.

     THOMAS A. VANN serves as President and Chief Executive Officer of the Company and the Bank. He joined the Bank in 1972 as Assistant Manager. Mr. Vann was promoted to a number of positions prior to becoming President of the Bank in 1977 and Chief Executive Officer in 2000.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth information with respect to executive officers who do not serve on the Board of Directors.

                                 AGE AT
                              SEPTEMBER 30,
NAME                              2001                   TITLE (1)
----                             ------                  ---------
Jack L. Ashley                     56              Executive Vice President -- Branch Administration
                                                      and Chief Operating Officer
Gary J. Brock                      41              Executive Vice President -- Commercial Lending and
                                                     Credit Administration
Walter P. House                    55              Executive Vice President -- Mortgage Operations
William L. Wall                    55              Executive Vice President, Chief Financial Officer and
                                                     Secretary of the Company and the Bank
Mary R. Boyd                       51              Senior Vice President -- Loan Servicing
James F. Buckman, IV               50              Senior Vice President -- Regional Executive
Sherry L. Correll                  46              Senior Vice President -- Savings and Deposit Administration
William R. Outland                 64              Senior Vice President -- Consumer Lending
Kristie W. Hawkins                 36              Treasurer and Controller of the Company and the Bank

---------------
(1)      All positions are with the Bank unless indicated otherwise.

     JACK L. ASHLEY joined the Bank in 1997 and currently serves as Executive Vice President of Branch Administration and became Chief Operating Officer in 2001. Prior to joining the Bank, from June 1995 to August 1997, Mr. Ashley served as Senior Vice President and Region Executive of United Carolina Bank in Greenville, North Carolina. Prior to that, Mr. Ashley was employed for 17 years with Southern National Bank in various capacities, most recently as Senior Vice President.

     GARY J. BROCK joined the Bank in March 2000 and currently serves as Executive Vice President of Commercial Lending and Credit Administration. Prior to joining the Bank, Mr. Brock served as Senior Vice President of Triangle Bank in Raleigh, North Carolina, as Regional Credit Administrator, from February 1991 to February 2000.

     WALTER P. HOUSE joined the Bank in 1990 and currently serves as Executive Vice President of Mortgage Operations.

     WILLIAM L. WALL joined the Bank in 1993 and currently serves as Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Prior to joining the Bank, Mr. Wall served as Senior Vice President, Treasurer and Chief Financial Officer of Pioneer Savings Bank in Rocky Mount, North Carolina.

     MARY R. BOYD has been with the Bank since 1983 and currently serves as a Senior Vice President - Loan Servicing.

     JAMES F. BUCKMAN, IV joined the Bank in 1995 and currently is a Senior Vice President serving as both City Executive and Regional Executive in Washington, North Carolina. Prior to joining the Bank, Mr. Buckman was employed for 21 years with Nations Bank in various capacities.

     SHERRY L. CORRELL is currently the Senior Vice President of Savings and Deposit Administration. She joined the Bank in 1985.

     WILLIAM R. OUTLAND currently serves as the Bank's Senior Vice President of Consumer Lending. He joined the Bank in 1983.

     KRISTIE W. HAWKINS joined the Bank in 1982. Prior to her current position of Controller and Treasurer, she served as the Bank's Assistant Treasurer and Secretary as well as accounting department supervisor.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors of the Company meets monthly and may have additional special meetings. During the year ended September 30, 2001, the Board of Directors of the Company met 12 times. No director attended fewer than 75% in the aggregate of the total number of Company Board of Directors meetings held during the year ended September 30, 2001 and the total number of meetings held by committees on which he served during such fiscal year. The Company's Board of Directors has standing Audit and Executive Committees.

     The Board of Directors' Audit Committee consists of Directors Buckman, Holscher, Parker and Singleton, who serves as Chairperson. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The function of the Audit Committee is to examine and approve the audit report prepared by the independent auditors of the Company, to review and recommend the independent auditors to be engaged by the Company and to review and approve audit policies. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee meets quarterly and met four times during the year ended September 30, 2001.

     The Bank's Board of Directors has an Examining Committee (a requirement of the North Carolina Commissioner of Banks) consisting of Directors Buckman, Holscher, Parker and Singleton who serves as Chairperson. The function of the Examining Committee is to review the internal audit function, internal accounting controls and approve the internal audit plan and policies. The
Examining Committee meets quarterly and met four times during the year ended September 30, 2001.

     The Board of Directors' Executive Committee consists of Directors Gibbs, Holscher, Vann and Howdy, who serves as Chairperson. The Executive Committee, among other things, evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors who also are officers abstain from discussion and voting on matters affecting their compensation. The Executive Committee is empowered to exercise all of the authority of the Board when the Board is not in session. The Executive Committee met 16 times during the year ended September 30, 2001.

     The Company's full Board of Directors acts as a nominating committee. The Board of Directors met once during the year ended September 30, 2001 in this capacity for the purpose of considering potential nominees to the Board of Directors. In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. The Company's Articles of Incorporation set forth procedures that must be followed by stockholders seeking to make nominations for director. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than thirty days nor more than sixty days prior to any such meeting; provided, however, that if less than forty days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overview and Philosophy. The Company's executive compensation policies are established by the Executive Committee of the Board of Directors (the "Committee") composed of three outside directors and the Company's President, Thomas Vann. Mr. Vann does not participate in deliberations regarding his compensation. The Committee is responsible for developing the Company's executive compensation policies. The Company's President, under the direction of the Committee, implements the Company's executive compensation policies. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

     o To link executive compensation rewards to increases in stockholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

     o To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long-term operating results and strategic objectives.

     o To correlate, as closely as possible, executive officers' receipt of compensation with the attainment of specified performance objectives.

     o To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term stockholder value.

     o To attract and retain top performing executive officers for the long-term success of the Company.

     In furtherance of these objectives, the Committee has determined that there should be three specific components of executive compensation: base salary, a cash bonus and stock benefit plans.

     Base Salary. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. In addition, the Company maintains a salary administration program, pursuant to which it assembles a list of executive positions, with job descriptions and salary ranges, which the Committee uses in setting executive salaries. In setting executive salaries, the Committee also takes into consideration the relative complexity of the Bank's operations, compared to those of other similarly sized banks, attributable to the large volume of loans serviced for others. The Committee's objective is to provide for base salaries that are competitive with the average salary paid by the Company's peers.

     Bonus. The Bank pays a discretionary bonus on an annual basis based on satisfaction of a combination of individual and Bank performance objectives. Whether bonuses are paid each year and the amount of such bonuses are determined by the Committee, subject to ratification by the Board of Directors, at year end based on the Bank's ability to achieve performance goals established by the Board in each year's Business Plan. Discretionary bonuses for achieving specific performance goals during the year are paid during the next fiscal year.

     Stock Benefit Plans. In addition, the Committee believes that stock related award plans are an important element of compensation since they provide executives with incentives linked to the performance of the Common Stock. Accordingly, the Company has adopted a stock option plan.

     Under the stock option plan, the Company reserved for issuance a number of shares equal to 10% of the originally issued Common Stock. At the 2000 annual meeting of stockholders, the stockholders approved an amendment to the stock option plan to authorize an additional 350,923 shares of Common Stock for award under the stock option plan. The Committee believes that stock options are an
important  element  of  compensation   because
they provide executives with incentives linked to the performance of the Common Stock. The Company awards stock options as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. Although there is no specific formula, in determining the level of option awards, the Committee takes into consideration individual and corporate performance. No options were granted to directors or the Company's President during the year ended September 30, 2001.

     Compensation of the President. Mr. Vann's base salary is established in accordance with the terms of the employment agreement entered into between the Company and Mr. Vann. See "-- Executive Compensation -- Employment Agreements." The Committee determines the President's compensation on the basis of several factors. In determining Mr. Vann's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated banks and non-diversified banks and other financial institutions of similar asset size. The Committee believes that Mr. Vann's base salary is generally competitive with the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable and taking into account the Bank's superior performance and complex operations relative to comparable institutions.

     Mr. Vann received a $100,000 bonus based on fiscal year 2001 performance pursuant to the same basic factors as described above under "-- Bonus." In establishing Mr. Vann's bonus, the Committee considered the Company's overall performance, record of increase in the Company's earnings per share and success in meeting strategic objectives and his personal leadership and accomplishments. These factors were considered in conjunction with the Company's financial results for fiscal 2001 in relation to the established Business Plan and achieving certain annual performance goals, including, but not limited to return on equity, satisfactory results of regulatory examinations and independent audits, and successfully undertaking increased responsibility due to the Company's status as a publicly traded corporation. Specifically, during the year ended September 30, 2001, the Company's net income increased by 64.3% to $5.8 million from $3.5 million for the year ended September 30, 2000. Basic earnings per share increased 76.3% to $2.01 per share for the year ended September 30, 2001 from $1.14 per share for the year ended September 30, 2000. In addition, return on average assets increased to 1.06% for the year ended September 30, 2001 from .76% for the year ended September 30, 2000, and return on average equity increased to 12.31% for the year ended September 30, 2001 from 7.71% for the year ended September 30, 2000. The Board of Directors also took into consideration Mr. Vann's success in progress made towards converting the Bank to a commercial banking entity, as the gross commercial and consumer loan portfolio increased to $264.1 million at September 30, 2001 from $220.9 million at September 30, 2000, and checking accounts increased to $140.1 million at September 30, 2001 from $110.6 million at September 30, 2000. The Board of Directors also took into consideration Mr. Vann's success in integrating two prior year acquisitions into the Bank's branch operating system, the opening of two new full service offices and a new operations center, creating a new leasing division and the Bank being recognized for being the number one Small Business Administration lender among community banks in the State of North Carolina.

     The Committee believes that the Company's executive compensation program serves the Company and its stockholders by providing a direct link between the interests of executive officers and those of stockholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                                 Members of the Executive Committee

                                 Linley H. Gibbs, Jr. (Chairman)
                                 Frederick N. Holscher
                                 Frederick H. Howdy
                                 Thomas A. Vann

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Common Stock for the period from April 8, 1997 (the day trading began in the Common Stock following completion of the Company's initial public offering) through the fiscal year ended September 30, 2001 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq Stock Market and (2) the total cumulative return of banking companies traded on the Nasdaq Stock Market. The comparison assumes $100 was invested on April 8, 1997 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                    APRIL 8, 1997 THROUGH SEPTEMBER 30, 2001


     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the Nasdaq Stock Market and $100 invested in banking companies traded on the Nasdaq Stock Market. Line graph plots the cumulative total return from April 8, 1997 to September 30, 2001. Plot points are provided below.]


             04/08/97    09/30/97  09/30/98  09/30/99  09/30/00  09/30/01
             ------------------------------------------------------------
Company        $100      $154.82   $164.32   $136.93   $179.90   $255.03
Nasdaq          100       134.45    136.57    223.13    296.24    121.09
Nasdaq Banks    100       136.03    135.04    143.81    154.16    174.78

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for the fiscal years ended September 30, 2001, 2000 and 1999 awarded to or earned by the President and the only other executive officer of the Company who earned salary and bonus in fiscal 2001 exceeding $100,000 for services rendered in all capacities to the Company and the Bank.

                                                                            LONG-TERM COMPENSATION
                                                                           ---------------------------
                                                                                   AWARDS
                                           ANNUAL COMPENSATION             ---------------------------
                                  --------------------------------------   RESTRICTED       SECURITIES
                         FISCAL                           OTHER ANNUAL        STOCK         UNDERLYING         ALL OTHER
NAME                     YEAR     SALARY    BONUS (1)   COMPENSATION (2)   AWARDS (3)       OPTIONS (3)      COMPENSATION
----                     ----     ------    ---------   ----------------   ----------       -----------      ------------
Thomas A. Vann           2001    $240,000   $ 100,000   $      --           $  --                 --         $ 154,986 (4)
President of the         2000     203,750     100,000          --              --                 --           106,969
Company and the          1999     182,500      60,000          --              --            109,103 (5)        96,755
Bank

Jack L. Ashley           2001    $112,125   $  10,000   $      --           $  --              5,000         $  50,888 (6)
Chief Operating Officer
and Executive Vice
President - Branch
Administration of the
Bank

___________
(1) Bonuses were paid in the succeeding fiscal year based on performance during the indicated fiscal year.
(2) Executive officers of the Company and the Bank receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 2001 did not exceed 10% of the executive officer's salary and bonus.
(3) Share amounts and price per share data on this table and in the footnotes have been adjusted to reflect the effect of a three-for-two stock split paid on August 19, 1998.
(4) For the year ended September 30, 2001, consists of $19,156 in Board of Directors and committee fees, $51,866 representing the value as of September 30, 2001 of shares of Common Stock allocated to Mr. Vann's account under the ESOP during fiscal 2001, $48,868 accrued under a Supplemental Income Plan Agreement, $20,892 accrued under a Directors Deferred Compensation Plan Agreement, $5,904 accrued under a Directors Deferred Retirement Plan Agreement and $8,300 accrued pursuant to the Bank's Pension Plan.
(5) The options represent the repricing of options granted during the year ended September 30, 1998.
(6) For the year ended September 30, 2001, consists of $40,132 representing the value as of September 30, 2001 of shares of Common Stock allocated to Mr. Ashley's account under the ESOP during fiscal 2001, $7,000 accrued pursuant to the Bank's Pension Plan and $3,756 in matching contributions made under the Bank's 401(k) Plan.

     Option Grants in Fiscal Year 2001. The following table contains information concerning the grant of stock options during the year ended September 30, 2001 to the executive officers named in the Summary Compensation Table set forth above.

                                     INDIVIDUAL GRANTS
                    ------------------------------------------------------------
                                                                                      POTENTIAL REALIZABLE
                                                                                       VALUE AT ASSUMED
                    NUMBER OF           % OF TOTAL                                    ANNUAL RATES OF STOCK
                     SECURITIES          OPTIONS                                       PRICE APPRECIATION
                    UNDERLYING          GRANTED TO      EXERCISE                       FOR OPTION TERM(2)
                     OPTIONS           EMPLOYEES IN     OR BASE       EXPRIATION      ---------------------
NAME                GRANTED (1)         FISCAL YEAR      PRICE           DATE             5%        10%
----                -----------       -------------  ------------     ----------       --------   -------
Thomas A. Vann            --              --              --            --                  --          --
Jack L. Ashley         5,000              26.3%          $27.225        7/1/2011       $85,608    $216,948

_____________
(1) All options were immediately exercisable upon grant and have terms of ten years.
                                       10

(2) Represents the difference between the aggregate exercise price of the options and the aggregate value of the underlying Common Stock at the expiration date assuming the indicated annual rate of appreciation in the value of the Common Stock as of the date of grant, July 1, 2001, based on the closing sale price of the Common Stock of $31.80 per share on September 30, 2001 as quoted on the Nasdaq National Market.

     Fiscal Year-End Option Values. The following table sets forth information concerning the value as of September 30, 2001 of options held by the executive officer named in the Summary Compensation Table set forth above. No options were exercised by the executive officers named in the Summary Compensation Table during fiscal year 2001. The options held by Mr. Vann repriced on November 19, 1998.

                                             NUMBER OF                 VALUE OF UNEXERCISED
                                        UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                       AT FISCAL YEAR-END (1)         AT FISCAL YEAR-END (1)
                                     -------------------------      --------------------------
NAME                                 EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
----                                 -------------------------      --------------------------
Thomas A. Vann                            109,103 / -0-               $1,478,346 /  $-0-
Jack L. Ashley                             17,500 /2,500                $214,688 /$11,438

-----------
(1) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of underlying Common Stock at September 30, 2001, determined based on the closing sale price of the Common Stock of $31.80 as quoted on the Nasdaq National Market System and the exercise price of the options.

     Pension Plan. The Bank sponsors a defined benefit plan (the "Pension Plan") in which employees who have one year of service and have reached age 21 are eligible to participate. Participating employees become 100% vested in their right to benefits upon completing five years of service, except that participants become 100% vested upon attaining age 65, regardless of years of service. If vested, a participant in the Pension Plan will receive, after completion of 30 or more years of service, an annual normal retirement benefit at age 65 equal to the sum of (a) 37.5% of the participant's average salary over his highest five years of compensation up to the "covered compensation level" (as defined in the Pension Plan), plus (b) 52.5% of the participant's average salary of his highest five years of compensation over the covered compensation level. Upon termination of employment at or after age 65 before completion of 30 years of service, the retirement benefit will be multiplied by the ratio the employee's actual years of service bear to 30 years. On an actuarially reduced basis, the Pension Plan also provides for both early retirement benefits, beginning at age 55, and death benefits. The Bank makes all contributions to the Pension Plan. At September 30, 2001, Mr. Vann and Mr. Ashley had approximately 29 years and 3 years, respectively, of credited service under the Pension Plan.

     The following table illustrates annual pension benefits at age 65 under the Pension Plan at various levels of compensation and years of service, assuming 100% vesting of benefits and retirement at September 30, 2001. All retirement benefits illustrated in the table below are without regard to any Social Security benefits to which a participant might be entitled. The Pension Plan is not subject to offset for Social Security benefits.

                                                               YEARS OF SERVICE
         AVERAGE FINAL               --------------------------------------------------------------------------
       COMPENSATION (1)               15                20              25               30               35
       ----------------             ------            ------          ------           ------           ------
            125,000                $30,000           $40,000          $50,000          $60,000         $60,000
            150,000                 36,600            48,800           61,000           73,200          73,200
            175,000                 43,100            57,500           71,900           86,300          86,300
            200,000                 49,700            66,300           82,800           99,400          99,400
            225,000                 56,300            75,000           93,800          112,500         112,500
            250,000                 62,800            83,800          104,700          125,700         125,700
            300,000                 76,000           101,300          126,600          151,900         151,900

____________
(1) The compensation covered by the Pension Plan consists of salary and bonus and the portion of all other compensation represented by Board of Directors and Committee fees listed on the Summary Compensation Table.

     Employment Agreements. The Company and the Bank have entered into employment agreements (the "Employment Agreements") pursuant to which Thomas A. Vann (the "Employee") serves as President of the Bank and President of the Company. In such capacities, the Employee is responsible for overseeing all operations of the Bank and the Company and for implementing the policies adopted by the Boards of Directors.

     The Employment Agreements became effective on April 7, 1997 and provide for a term of three years. On each anniversary date of the commencement of the Employment Agreements, the term of the Employee's employment will be extended for an additional one-year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of the Employee has met the required performance standards and that such Employment Agreements should be extended. The Employment Agreements provide the Employee with a salary review by the Board of Directors not less often than annually, as well as with inclusion in any discretionary bonus plans, retirement and medical plans, customary fringe benefits, vacation and sick leave. The Employment Agreements terminate upon the Employee's death, may terminate upon the Employee's disability and is terminable by the Bank for "just cause" (as defined in the Employment Agreements). In the event of termination for just cause, no severance benefits are available. If the Company or the Bank terminates the Employee without just cause, the Employee will be entitled to a continuation of his salary and benefits from the date of termination through the remaining term of the Employment Agreements plus an additional 12 month's salary and, at the Employee's election, either continued participation in benefits plans in which the Employee would have been eligible to participate through the Employment Agreements' expiration date or the cash equivalent thereof. If the Employment Agreements are terminated due to the Employee's "disability" (as defined in the Employment Agreements), the Employee will be entitled to a continuation of his salary and benefits through the date of such termination, including any period prior to the establishment of the Employee's disability. In the event of the Employee's death during the term of the Employment Agreements, his estate will be entitled to receive his salary through the last day of the calendar month in which the Employee's death occurred. The Employee is able to voluntarily terminate his Employment Agreements by providing 90 days' written notice to the Boards of Directors of the Bank and the Company, in which case the Employee is entitled to receive only his compensation, vested rights and benefits up to the date of termination.

     In the event of (i) the Employee's involuntary termination of employment other than for "just cause" during the period beginning six months before a change in control and ending on the later of the second anniversary of the change in control or the expiration date of the Employment Agreements (the "Protected Period"), (ii) the Employee's voluntary termination within 90 days of the occurrence of certain specified events occurring during the Protected Period which have not been consented to by the Employee, or (iii) the Employee's voluntary termination of employment for any reason within the 30-day period beginning on the date of the change in control, the Employee will be paid within 10 days of such termination (or the date of the change in control, whichever is later) an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that the Employee receives on account of the change in control. "Change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Employment Agreements, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement with the Bank provides that within 10 business days following a change in control, the Bank shall fund a trust in the amount of
2.99 times the Employee's base amount, that will be used to pay the Employee amounts owed to him. The aggregate payment that would be made to Mr. Vann assuming his termination of employment under the foregoing circumstances at September 30, 2001 would have been approximately $717,600. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that the Employee prevails over the Company and the Bank, or obtains a written settlement, in a legal dispute as to the Employment Agreement, he will be reimbursed for his legal and other expenses.

     Change-in-Control Protective Agreement. The Company and the Bank entered into a Change-in-Control Protective Agreement (the "Protective Agreement") with Jack L. Ashley effective November 15, 2001 (the "Effective Date"). The Protective Agreement will terminate on the earlier of (a) 24 months following the Effective

Date or (b) the date on which Mr. Ashley terminates employment with the Bank, provided that the rights under the Protective Agreement will continue following termination of employment if the Protective Agreement was in effect at the date of the change in control. On each annual anniversary date from the date of commencement of the Protective Agreement, the term of the Protective Agreement may be extended for an additional one year period beyond the then effective expiration date, upon a determination by the Board of Directors that the performance of Mr. Ashley has met the required performance standards and that such Protective Agreement should be extended.

     The Protective Agreement provides that Mr. Ashley shall be entitled to collect certain severance benefits in the event that (i) he voluntarily terminates employment either for any reason within the 30 days following a change in control, (ii) he voluntarily terminates employment within 90 days after an event that occurs during the "Protected Period" and that constitutes "Good Reason," or (iii) the Bank, the Company or their successors terminate Mr. Ashley's employment during the Protected Period for any reason other than for just cause. Under such circumstances, Mr. Ashley would be paid within 10 days of the latter of such termination or the change in control an amount equal to the difference between (i) 2.99 times his "base amount," as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that he receives on account of the change in control. The Protected Period is defined in the Protective Agreement as the period that begins on the date that is six months before a change in control and ends on the latter of the second anniversary of the change in control or the expiration date of the Protective Agreement. Good Reason is defined in the Protective Agreement as any one of the following events: (i) requiring Mr. Ashley to move his personal residence perform his principal executive functions more than 30 miles from his primary office; (ii) materially reducing Mr. Ashley's base compensation as then in effect, (iii) failing to continue to provide Mr. Ashley with compensation and benefits provided for on the date of the change in control or compensation and benefits substantially similar thereto, or the taking of any action that would reduce any of such benefits or deprive Mr. Ashley of any material fringe benefit he had at the time of the change in control; (iv) assigning duties and responsibilities to Mr. Ashley which are materially different from those normally associated with his position; (v) materially diminishing Mr. Ashley's authority and responsibility; (vi) failing to reelect Mr. Ashley to the Board of Directors if he is serving on the Board on the date of the change in control; or
(vii) materially reducing the secretarial or other administrative support of Mr. Ashley.

     A "Change in Control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, under the Protective Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office.

     The Protective Agreement provides that within ten business days of a change in control, the Bank shall fund a trust in the amount of the severance benefit under the Protective Agreement, that will be used to pay amounts owed to Mr. Ashley under the Protective Agreement. The amount to be paid to Mr. Ashley from this trust is determined according to the procedures outlined in the Protective Agreement, and any money not paid to Mr. Ashley is to be returned to the Bank. The aggregate payments that would be made to Mr. Ashley assuming his termination of employment under the foregoing circumstances at September 30, 2001 would have been approximately $373,750. These provisions may have an anti-takeover effect by making it more expensive for a potential acquirer to obtain control of the Company. In the event that Mr. Ashley prevails over the Company or the Bank in a legal dispute as to the Protective Agreement, he will be reimbursed for his legal and other expenses.

DIRECTOR COMPENSATION

     Fees. Through September 30, 2001, each member of the Bank's Board of Directors received a fee of $1,500 for each regular and special Board meeting attended and $200 for each Board committee meeting attended. No fees are paid for attendance at meetings of the Company's Board. Directors also participate in certain benefit plans of the Company and the Bank, as described below.

     Directors are eligible to receive awards under the Company's stock option plan. During the year ended September 30, 2001, no awards were made to directors under the stock option plan.

     Other. The Bank has entered into a Supplemental Income Agreement (as amended, the "SIA") with Thomas A. Vann. Pursuant to the terms of the SIA, Mr. Vann may elect to defer a portion of his cash compensation on a monthly basis. Upon the earlier of Mr. Vann's (i) attainment of age 65 ("SIA Retirement Age") and (ii) the date of Mr. Vann's retirement before the SIA Retirement Age, but after attaining age 55 and completing at least 10 years of service with the Bank ("SIA Early Retirement Date"), the Bank shall pay Mr. Vann (in lieu of cash compensation otherwise receivable) an amount equal to $19,250 ("SIA Retirement Amount") annually for a period of 15 years. This amount shall be increased by 5% for every full year of service after July 1, 1990, provided that there will be no increases in benefits (i) after Mr. Vann reaches age 65 and (ii) for more than 10 years of additional service.

     In the event of Mr. Vann's death after becoming entitled to receive the SIA Retirement Amount, but before any payments have been made, his beneficiary shall receive all remaining payments. In the event of Mr. Vann's death prior to attaining age 65, the Bank will pay his beneficiary $19,250 annually for 15 years. In the event of Mr. Vann's termination of employment by reason other than death, retirement upon attaining age 65, or upon the occurrence of the SIA Early Retirement Date, Mr. Vann (or his beneficiary) shall be entitled to receive, on the earlier of his attainment of age 65 and his death, a percentage of the SIA Retirement Amount. This percentage will be based on Mr. Vann's full years of service up to the date of his termination, beginning with 0% for less than 20 years of service, and increased in 5% increments (from 50% to 100%) for every year of service thereafter, starting with 50% at 20 years of service up to 100% for 29 years of service. In the event that Mr. Vann's employment terminates for any reason other than his death, or retirement on the SIA Early Retirement Date prior to the time he is first entitled to receive payments under the SIA, Mr. Vann shall be entitled to receive such percentages of his SIA Retirement Amount, as discussed above, when he reaches age 55 or on upon his death, whichever is earlier. In the event that a termination of protected employment occurs (i) on or before the SIA Retirement Date or SIA Early Retirement Date and (ii) following a "change in control" (as defined below), then Mr. Vann shall be deemed to have retired as of the SIA Early Retirement Date, except that the SIA Early Retirement Date shall be deemed to be the date of the change in control.

     The Bank has entered into a Supplemental Income Plan Agreement (as amended, the "SIPA") with Thomas A. Vann. Pursuant to the terms of SIPA, if Mr. Vann retires from employment with the Bank either at or after the age of 65 (the "Retirement Date") or at or after age 55 with at least 10 years of service with the Bank after January 1, 1994 (the "Early Retirement Date"), the Bank shall pay, in equal monthly installments, a minimum sum of $40,000 ("SIPA Retirement Amount") per annum for a period of 15 years. This amount shall increase by 5% for each full year of service completed by Mr. Vann after January 1, 1994.

     In the event of Mr. Vann's death before the Retirement Date or Early Retirement Date, the Bank shall make payments in the same manner as if he had retired. In the event that Mr. Vann terminates his service for reasons other than (i) his retirement on the Early Retirement Date, (ii) a change in control,
(iii) "termination of protected employment" (as defined below), or (iv) his death, and the termination occurs before he is entitled to receive payments, Mr. Vann shall be entitled to receive a percentage of his SIPA Retirement Amount upon his attainment of age 55 or prior death. This percentage will be based on Mr. Vann's full years of service after January 1, 1994, and increased in 10% increments (from 10% to 100%) for every year of service after January 1994, starting with 10% at one year of service up to 100% for 10 years of service. Payments shall be made in equal monthly installments. In the event that, prior to the Retirement Date or Early Retirement Date, a "termination of protected employment" occurs following a change in control, Mr. Vann shall be deemed to have retired as of his Early Retirement Date, and the Early Retirement Date shall be considered the date of the change in control.

     The Bank has entered into a Directors' Deferred Compensation Plan Agreement (as amended, the "Agreement") with each of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann (the "Directors"). Pursuant to the terms of the Agreements, the Directors agreed to defer the receipt of their Directors' fees in the amount of $350 per month, beginning on January 1, 1994 and ending on December 29, 1998. In exchange for the agreement to defer fees, the Directors shall receive certain retirement benefits (described below) upon the later to occur of their 65th birthday and January 1, 1999 (the "Qualifying Date"). Upon the Qualifying Date, the Bank shall pay each Director a specified amount per month for 120 months. During the year ended September 30, 2001, the Company accrued $2,607, $4,872, $4,872, $21,073, $18,484, $19,120 and $20,892 for the
benefit of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively, pursuant to Agreements with such Directors.

     In the event of a Director's death after becoming entitled to receive the Deferred Amount but before all of the payments have been made, the Bank shall make the remaining payments to the Director's beneficiary. Similarly, in the event of a Director's death while serving as a Director but before the Qualifying Date, the Bank will pay the Deferred Amount per month for 120 months to the Director's beneficiary. In the event that a Director voluntarily resigns after January 1, 1996 but before the Qualifying Date, then the Director will receive a percentage of the monthly Deferred Amount. This percentage varies among the different Agreements, but is generally determined by a formula based on the Director's full years of service after January 1, 1994. The Deferred Amounts generally vest over a period of five to ten years under the different Agreements. In the event that the Director's service is terminated on or before the Qualifying Date for a reason other than death or voluntary resignation, then he shall be paid the vested monthly Deferred Amount, and the Qualifying Date shall be deemed to be the date of the Director's termination of service.

     The Bank has entered into a Directors' Retirement Plan Agreement, as amended ("Retirement Plan") with Directors Buckman, Howdy, Parker, Singleton, Holscher, Gibbs and Vann. Under the terms of the Retirement Plan, the Bank will pay a director a monthly amount (the "Retirement Plan Amount") for a period of 120 months beginning upon the later to occur of the director's 70th birthday and January 1, 1999 ("Retirement Plan Qualifying Date"). During the year ended September 30, 2001, the Company accrued $10,255, $27,432, $27,432, $16,078,
$12,236, $6,358 and $5,905 under the Retirement Plan for the benefit of Directors Buckman, Howdy, Gibbs, Parker, Singleton, Holscher and Vann, respectively.

     In the event of a director's death prior to January 1, 1999, the Bank will pay the Retirement Plan Amount on a monthly basis for a period of 120 months to the director's beneficiary. Similarly, in the event of a director's death after becoming entitled to receive the payments under the Retirement Plan but before all payments have been made, the Bank shall pay the remaining amounts to the director's beneficiary. In the event that the director voluntarily resigns prior to January 1, 1999, the director shall be entitled to receive a percentage of the monthly Retirement Plan Amount. This percentage varies among the different Retirement Plan agreements, but is generally determined by a formula based on the director's full years of service after January 1, 1994. The Retirement Plan Amounts generally vest over a period of five to ten years under the different agreements. In the event that on or before the Retirement Plan Qualifying Date the director's service is terminated for any reason within 24 months following a change in control, the Bank will pay the director the monthly Retirement Plan Amount for a period of 120 months.

     The Bank has entered into a deferred compensation agreement entitled Director's Deferred Payment Agreement (as amended, the "Payment Agreement") with Directors Buckman, Howdy, Gibbs, Parker, Holscher and Vann. Under the terms of each Payment Agreement, a director deferred receipt of his director's fees in an amount equivalent to $291.66 per month over a six-year period. In addition, Mr. Vann has agreed to defer receipt of his director's fees in the amount of $220.35 per month from September 1, 1995 until the end of his term as a director. In exchange for the agreement to defer receipt of his director's fees, a director will receive, upon the earlier of the director's 65th birthday or termination of service as a director for any reason on or after attaining age 55, a certain amount ("Payment") per month for a period of 120 months. During the year ended September 30, 2001, the Company accrued $9,061, $8,327, $18,912, $8,266 and
$15,673 under the Payment Agreements for the benefit of Directors Buckman, Howdy, Gibbs, Parker, Holscher and Vann, respectively.

     In the event of a director's death after becoming entitled to receive monthly Payments but before all Payments have been made, the Bank will pay all remaining amounts to the director's beneficiary. Similarly, in the event of the director's death prior to the commencement of his monthly Payments, the Bank will pay a monthly amount for 120 months to the director's beneficiary. In the event that prior to the commencement of the monthly Payments a director's service is terminated for any reason other than death, then the director will be entitled to begin receiving his Payments (beginning on a date to be determined by the Bank, but not later than the first day of the sixth month following the month in which the director's 55th birthday, or if earlier, death, occurs).

     With  respect  to  all  of  the  deferred   compensation   and   retirement
arrangements discussed above, the timing of the first payments under the agreements shall be determined by the Bank, provided that such payments shall commence no later than the first day of the sixth month following the month in which the event triggering the distribution occurred. In addition, each arrangement provides that within ten business days after a change in control, the Bank shall fund, or cause to be funded, a trust in an amount equal to the present value of all benefits that may become payable under the respective arrangements, unless the recipient of the benefits has provided a release of any claims under the agreement. With respect to the above plans and agreements, "change in control" generally refers to the acquisition, by any person or entity, of the ownership or power to vote more than 25% of the Bank's or Company's voting stock, the control of the election of a majority of the Bank's or the Company's directors, or the exercise of a controlling influence over the management or policies of the Bank or the Company. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period ("Continuing Directors") cease to constitute at least two-thirds of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by at least two-thirds of the Continuing Directors then in office. "Termination of protected employment" generally refers to an employee's termination of employment without just cause, or the employee's voluntary termination of employment for certain events which have not been consented to in advance by the employee, including but not limited to a material reduction in base compensation as in effect on the date of a change in control, the failure of the Bank to maintain existing or substantially similar employee benefit plans, the assignment of duties and responsibilities which are other than those normally associated with the employee's position, a material reduction in the employee's authority and responsibility, and the failure to elect or re-elect the employee to the Board of Directors, if he has served on the Board during the term of the applicable agreement or plan.

     With the exception of the Retirement Plan, the cost of which is funded through payments by the Bank, the cost of all of the director retirement and deferred compensation plans described above is funded through deferral of compensation or Board of Director fees otherwise payable to the beneficiary under the plan or agreement. The deferred amounts are then used to purchase insurance, and dividends on such insurance in turn are utilized to purchase additional insurance, which will provide the funds necessary to meet the Bank's obligations under the plans and agreements when such obligations become due. The Board of Directors periodically reviews its insurance coverage to ensure that the coverage is adequate to reimburse the Bank for its anticipated expenses under the plans and agreements. If the insurance coverage is found to be inadequate as to a covered director, the Board of Directors may require the director to defer additional sums to reimburse the Bank for the purchase of additional insurance or may reduce the retirement benefit.

     Under the director retirement and deferred compensation plans, directors are considered general creditors of the Bank with respect to retirement benefits and will receive such benefits only if the Bank continues to be solvent or, if the Bank is insolvent, only to the extent funds remain following full payment to priority creditors such as depositors and secured creditors.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and executive officers. At September 30, 2001, the Bank's loans to directors and executive officers totaled $1.2 million, or 2.4% of the Company's stockholders' equity at that date. All loans to the Company's and the Bank's directors and executive officers and members of their immediate families and corporations or organizations of which a director or executive officer is an executive officer, partner or 10% owner were made in the ordinary course of business on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features.


--------------------------------------------------------------------------------
                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------

     PricewaterhouseCoopers LLP was the Company's independent accountants for the 2001 fiscal year. PricewaterhouseCoopers LLP has been retained by the Board of Directors to be the Company's independent accountants for the 2002 fiscal year. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors (the "Audit Committee") has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with the management of the Company.

     2. Discussed with the Company's independent accountants the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

     3. Received the written disclosures and the letter from the Company's independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2001 be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.

                                       Members of the Audit Committee


                                       Frederick N. Holscher, Chairman
                                       Edmund T. Buckman, Jr.
                                       Charles E. Parker, Jr.
                                       Marshall T. Singleton


--------------------------------------------------------------------------------
               AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT
--------------------------------------------------------------------------------

AUDIT FEES

     During the fiscal year ended September 30, 2001, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal year ended September 30, 2001 were $46,500.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The Company did not engage PricewaterhouseCoopers, LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended September 30, 2001.

ALL OTHER FEES

     For the fiscal year ended September 30, 2001, the aggregate fees paid by the Company to PricewaterhouseCoopers LLP for all other services (other than audit services) were $36,700.

     The Audit Committee has reviewed the non-audit services currently provided by the Company's independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than 10% of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company's review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations that no annual report of changes in beneficial ownership were required, the Company believes that during fiscal year 2001 all Reporting Persons have complied with these reporting requirements.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

     The Company's 2001 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than January 25, 2002. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending September 30, 2001, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 1311 Carolina Avenue, Washington, North Carolina 27889 by no later than September 17, 2002. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.

                                    BY ORDER OF THE BOARD OF DIRECTORS

                                    /s/ William L. Wall


                                    William L. Wall
                                    Secretary
January 15, 2002
Washington, North Carolina

--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2001 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO CORPORATE SECRETARY, FIRST SOUTH BANCORP, INC., 1311 CAROLINA AVENUE, WASHINGTON, NORTH CAROLINA 27889.

                                 REVOCABLE PROXY

                            FIRST SOUTH BANCORP, INC.
                           WASHINGTON, NORTH CAROLINA


                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 21, 2002

     The undersigned hereby appoints Edmund T. Buckman, Jr., Frederick N. Holscher and Frederick H. Howdy with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of First South Bancorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the main office of First South Bank (the "Bank") located at 1311 Carolina Avenue, Washington, North Carolina, on Thursday, February 21, 2002, at 11:00 a.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                                                                  VOTE
                                                                                FOR              WITHHELD
                                                                                ---              --------
         1.       The election as directors of the nominees
                  listed below (except as marked to
                  the contrary below).                                          [ ]               [ ]

                  Charles E. Parker, Jr.
                  Marshall T. Singleton
                  H. D. Reaves, Jr.

                  INSTRUCTION:  TO WITHHOLD YOUR VOTE
                  FOR EITHER OF THE INDIVIDUALS NOMINATED, INSERT
                  THAT NOMINEE'S NAME ON THE LINE PROVIDED BELOW.

                  ____________________________________________

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED ABOVE.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his or her decision to terminate his or her proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting, a Proxy Statement dated January 18, 2002 and an Annual Report to Stockholders.

Dated: ______________________________, 20__




____________________________________        ____________________________________
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER




____________________________________        ____________________________________
SIGNATURES OF STOCKHOLDER                   SIGNATURE OF STOCKHOLDER


     Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.